EXHIBIT 10.36

BOND PURCHASE AGREEMENT

     THIS BOND PURCHASE AGREEMENT, dated as of December 1, 2004, by and among THE INDUSTRIAL DEVELOPMENT AUTHORITY OF ST. CHARLES COUNTY, MISSOURI, a public corporation organized under the laws of the State of Missouri (the “Issuer”), UNION PLANTERS BANK, N.A., St. Louis, Missouri, a national banking association (the “Purchaser”) and SYNERGETICS DEVELOPMENT COMPANY, L.L.C., a limited liability company organized under the laws of the State of Missouri (the “Obligor”).

W I T N E S S E T H:

ARTICLE I

COVENANTS

     The Issuer covenants that:

     SECTION 1.1. Authority. To its knowledge, the covenants of the Issuer contained in the Loan Agreement dated as of September 1, 2002 (the “Original Agreement”) as supplemented by the First Supplemental Loan Agreement dated as of even date herewith (the “First Supplemental Loan Agreement” and, together with the Original Agreement, the “Agreement”) between the Issuer and the Obligor are true and correct. The execution and delivery of this Bond Purchase Agreement, the Indenture of Trust, dated as of September 1, 2002 (the “Original Indenture”), as supplemented by the First Supplemental Indenture of Trust dated as of even date herewith (the “First Supplement” and, together with the Original Indenture, the “Indenture”), by and between the Issuer and UMB Bank, N.A., as Trustee (“Trustee”), the aggregate principal amount of $2,330,000 Private Activity Revenue Bonds, Series 2004 (Synergetics Development Company Project) issued pursuant to the First Supplement (the “Bonds”), the Assignment, dated as of even date herewith, by and between the Issuer and the Trustee (the “Assignment”), the Tax Compliance Agreement dated as of even date herewith among the Issuer, the Obligor and the Trustee (the “Series 2004 Tax Compliance Agreement”) and the Agreement and the acceptance of the First Supplemental Future Advance Deed of Trust and the Security Agreement, dated as of even date herewith, executed by the Obligor as Grantor to the mortgage trustee named therein for the benefit of the Issuer (the “First Supplemental Deed of Trust”), the First Supplemental Assignment of Leases (the “First Supplemental Assignment of Leases”) executed by the Obligor and the First Supplemental Guaranty of Unassigned Issuer’s Rights, dated as of even date herewith executed by the Corporate Guarantor for the benefit of the Issuer (the “Guaranty of Unassigned Issuer’s Rights” and hereinafter, together with the Deed of Trust, the Assignment of Leases, the Guaranty (as defined in the Original Indenture) and the Security Agreement (as defined in the Original Indenture), the “Collateral Documents”) are within its authority and have been duly authorized by proper proceedings and, to its knowledge, will not contravene its articles of incorporation or by-laws or any judgment, action, decree, agreement or instrument to which it is a party. Execution of the Indenture, the Bonds, the Agreement, the Assignment, the Tax Compliance Agreement and this Bond Purchase Agreement has been authorized by the Issuer.

     SECTION 1.2. Use of Proceeds. The proceeds of the sale of the Bonds will be deposited in the Project Fund created by the Indenture (the “Project Fund”) and used as provided in the Agreement and the Indenture. The proceeds of the sale of the Bonds to be issued pursuant to the Indenture will not be used for any purpose other than as provided in the Agreement and the Indenture.

     SECTION 1.3. Litigation and Governmental Authorization. To its knowledge, there is no action or proceeding pending or threatened by or against the Issuer before any court or administrative agency which might adversely affect the authority or ability of the Issuer to perform its obligations under the Agreement, the Indenture, the Collateral Documents, this Bond Purchase Agreement or the Bonds, or any related documents. To its knowledge, all authorizations, consents and approvals of governmental bodies or agencies applicable to Issuer required by the Act in connection with the execution and delivery by the Issuer of the Agreement, the Indenture, the Collateral Documents, this Bond Purchase Agreement and the Bonds or in connection with the carrying out by Issuer of its obligations under the Agreement, the Indenture, the Collateral Documents, this Bond Purchase Agreement or the Bonds have been obtained.

ARTICLE II

OBLIGOR’S REPRESENTATIONS AND WARRANTIES

     The Obligor represents and warrants that:

     SECTION 2.1. Existence. The Obligor has been duly organized and is validly existing as a limited liability company under the laws of the State of Missouri with full power and authority to own its properties and conduct its business as contemplated by the Agreement and is conducting its business in substantial compliance with all applicable and valid laws, rules and regulations of each jurisdiction where it owns or leases substantial property or where it transacts material intrastate business.

     SECTION 2.2. Authority. The Obligor has full power and authority to execute and deliver the Agreement, the Promissory Note dated as of even date herewith pursuant to the First Supplemental Loan Agreement (the “Series 2004 Note”), the Collateral Documents to which it is a party and this Bond Purchase Agreement and to carry out the terms thereof on its part to be performed. This Bond Purchase Agreement, the Agreement, the Collateral Documents to which it is a party and the Series 2004 Note, when executed and delivered by the Obligor, will be in full force and effect and will be valid and binding obligations of the Obligor, enforceable in accordance with their terms. The consummation of the transactions herein described and the carrying out of the terms thereof will not result in a violation of any provision of, or a default under, the Articles of Organization or Operating Agreement of the Obligor or any indenture, mortgage, deed of trust, indebtedness or agreement, judgment or decree to which the Obligor is now a party or by which the Obligor or its property is now bound.

     SECTION 2.3. Authorization and Absence of Defaults. All consents, approvals, authorizations and other requirements prescribed by any law, governmental rule or regulation applicable to the Obligor which must be obtained or satisfied by the Obligor in connection with the transactions described herein have been obtained and satisfied. The Obligor is not in violation of any provision of its Articles of Organization or Operating Agreement and the Obligor is not in violation of any provision of, or in default under, any indenture, mortgage, deed of trust, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation to which it is a party or by which it or its property is bound. There is no action, suit, proceeding, inquiry or investigation at law or in equity before or by any judicial or administrative court or agency pending or, to the best knowledge of the Obligor, threatened, against the Obligor, to which the Obligor is or may become a party or to which any of its property is or may become subject wherein an unfavorable decision, ruling or finding would adversely affect the validity or enforceability of the Indenture, the Agreement, the Series 2004 Note, the Collateral Documents to which it is a party, this Bond Purchase Agreement or the transactions described herein or therein, or the validity of the Bonds, or that should have a material adverse effect on the financial condition or operations of the Obligor. The obligations of the Obligor under the Agreement, the Collateral Documents to which it is a party and the Series 2004 Note are not subordinate to the rights of those claiming by, under or through any indentures, loan agreements or other instruments to which the Obligor is a party or by which the Obligor is or may be bound pursuant to the terms thereof, except as identified in said documents.

     SECTION 2.4. Tax-Exempt Status. The information supplied by the Obligor in writing with respect to the tax-free status of the Bonds for use by Bond Counsel including all certificates executed in connection with the issuance of the Bonds and so identified therein is correct and complete in all material respects.

ARTICLE III

THE BONDS

     SECTION 3.1. Issuance of Bonds. The Purchaser agrees, upon the terms and subject to the conditions contained in this Bond Purchase Agreement, to purchase from the Issuer, and the Issuer agrees to issue and sell to the Purchaser, the Bonds in the principal amount of $2,330,000 at a purchase price equal to the principal amount of the Bonds, which purchase price shall be paid in immediately available funds. The purchase price shall be paid by the Purchaser to the Trustee under the Indenture who shall credit such amount to the Project Fund and such payment shall be evidenced to the Issuer by a written receipt of the Purchaser. The Bonds sold hereunder shall be designated “Private Activity Revenue Bonds, Series 2004 (Synergetics Development Company Project)” and shall be dated their date of issuance and shall be substantially in the form set forth in, and subject to the terms and provisions of, the Indenture.

     SECTION 3.2. Closing. The purchase of the Bonds shall occur on December 23, 2004, at 10:00 a.m. at the offices of Gilmore & Bell, P.C., One Metropolitan Square, Suite 2350, 211 N. Broadway, St. Louis, Missouri, or at such other place, at such time, and on such date as the Issuer and the Purchaser shall mutually agree (the “Closing”).

     SECTION 3.3. Conditions of Purchase of the Bonds. The obligation of the Purchaser to purchase the Bonds hereunder is conditioned upon:

     (1) receipt by the Purchaser of three business days’ notice from the Issuer of the proposed date and time of purchase if different than as set forth above;

     (2) at the conclusion of such sale and after the application of any proceeds therefrom no event of default specified in the Agreement, the Collateral Documents or the Indenture and no event which, with the giving of notice or lapse of time or both, would become such an event of default shall have occurred and be continuing;

     (3) (i) the covenants of the Issuer contained or referred to in Section 1 hereof; and (ii) the representations and warranties of the Obligor in the Agreement and the Collateral Documents to which it is a party;

     (4) receipt by the Purchaser of the Bonds;

     (5) receipt by the Purchaser of fully executed copies of this Bond Purchase Agreement, the First Supplemental Loan Agreement, the Collateral Documents, the Series 2004 Note, duly endorsed to the Trustee and the other closing documents;

     (6) receipt by the Purchaser of an opinion of Gilmore & Bell, P.C., as Bond Counsel, in form and substance satisfactory to the Issuer and the Purchaser;

     (7) receipt by the Purchaser of an opinion of counsel for the Issuer, an opinion of counsel for Obligor, each dated the date of Closing in form and substance satisfactory to the Issuer, the Purchaser and to Gilmore & Bell, P.C., Bond Counsel;

     (8) receipt by the Purchaser of the Tax Compliance Agreement in form and substance satisfactory to the Issuer, the Purchaser and to Gilmore & Bell, P.C., Bond Counsel;

     (9) receipt by the Purchaser of evidence that title to the real property encumbered by the First Supplemental Deed of Trust located in the County of St. Charles, Missouri and more particularly described in the Deed of Trust is vested in the Obligor, and specifically, receipt of a title commitment for ALTA Loan Policy (Form 1970) in the amount of $4,975,000; at Closing, the title insurance company must issue the required policy with all standard exceptions deleted, no other exceptions not previously approved by Purchaser and with such affirmative coverages as Purchaser shall require, including, without limitation, zoning endorsement (ALTA Form 3.0), comprehensive endorsement (CLTA Form 100), future advances and survey endorsements, and satisfactory mechanic’s lien coverage including, at a minimum, monthly endorsements insuring against mechanic’s liens arising from nonpayment of bills for labor performed or materials furnished prior to the date of the most recent sworn contractor’s statement;

     (10) receipt by the Purchaser of evidence of the existence and good standing in the State of Missouri of the Issuer and the Obligor;

     (11) organizational documents and authorizing resolutions of the Obligor and the Corporate Guarantor, including articles of association, operating agreement, member resolutions, articles of incorporation, by-laws and board resolutions, together any fictitious name registration; the Obligor shall furnish or cause to be furnished to the Purchaser such certificates, resolutions, and other documents necessary to evidence the authority of the person or persons signing the First Supplemental Loan Agreement, the Series 2004 Note and the Collateral Documents on behalf of the Obligor and the Corporate Guarantor to execute such documents and consummate the transactions herein contemplated;

     (12) policies or certificates for the insurance required by Section 4.4 of the First Supplemental Loan Agreement;

     (13) survey satisfying title insurer, showing the improvements thereon as of a date not more than three months prior to the date of issuance of the Bonds made by a registered civil engineer or surveyor licensed in Missouri, in accordance with the standard detail requirements for land title surveys adopted by ATA and ACSM, as revised and in effect on the date of the survey, which survey shall be certified to as being accurate by the surveyor, said certification running to the Obligor, the Trustee, title company and the Purchaser, and it shall show no encroachments on such land by adjoining structures and no encroachments upon adjoining premises by the buildings and improvements erected and installed upon said land, showing ingress and egress to and from public rights-of-way to the land, showing all easements, showing the location of the Series 2004 Project and showing a legal description of the land and the location of adjacent streets or otherwise in form and substance satisfactory to Purchaser;

     (14) flood plain certification by a surveyor or engineer; if any portion of the Series 2004 Project is in a flood plain, satisfactory flood insurance coverage shall be required naming the Trustee as insured;

     (15) an appraisal of the Series 2004 Project prepared by an independent, qualified appraiser acceptable to Purchaser;

     (16) appropriate environmental inspections, tests and record searches, and a report thereof by an environmental engineer or other person satisfactory to the Purchaser, stating that there is no evidence of hazardous or toxic materials on or affecting the Series 2004 Project.

     (17) receipt by the Purchaser of Uniform Commercial Code search requests, as of a date not more than one month prior to Closing, with respect to the Obligor in all jurisdictions as the Purchaser may request, which shall show no filings with respect to the Obligor except those acceptable to the Purchaser;

     (18) such additional items as the Purchaser or its counsel may reasonably require;

     (19) the Obligor shall pay, without limitation, all costs and expenses incurred by the Purchaser in connection with the purchase of the Bonds and the disbursement of the proceeds thereof, including but not limited to legal expenses, title insurance premiums, the fees of the Purchaser’s disbursing agent and/or disbursement advisor, survey, recording and filing fees, mortgage registration tax, and any other type of mortgage tax, if any; and

     (20) a requisition duly executed by the Authorized Obligor Representative requesting payment of the issuance fee and counsel fees charged by the Issuer shall have been delivered to the Trustee.

The receipt by or on behalf of the Issuer of payment by the Purchaser of the purchase price of the Bonds under Section 3.1 shall be deemed to be a covenant by the Issuer as of the date of such receipt as to the facts specified in (2) and (3) above.

ARTICLE IV

COVENANTS

     SECTION 4.1. Reaffirmation. The Issuer reaffirms to the Purchaser its covenants and agreements contained in the Agreement as being true and correct as of the Closing.

     SECTION 4.2. Purchaser Representations. The Purchaser acknowledges that in purchasing the Bonds it is not relying on any representations of the Issuer with respect to the financial quality of the Bonds. The Purchaser is relying solely on statements and representations of the Obligor, and on its own knowledge and investigation of the facts and circumstances relating to the purchase of the Bonds.

     SECTION 4.3. No Registration. The Purchaser understands that the Bonds have not been registered under the Securities Act of 1933, as amended, and that such registration is not legally required. The Purchaser is purchasing the Bonds for its own account for investment and has no present intention of distributing or selling such Bonds or any portion thereof or any interest therein, but expressly reserves the right to sell the Bonds or sell participations in the Bonds.

     SECTION 4.4. Sophisticated Investor. The Purchaser acknowledges that its business is that of a commercial bank having substantial assets. In connection with its business, the Purchaser holds an extensive portfolio of investments and other securities. The Purchaser has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of purchasing the Bonds and is not relying on any information supplied or representations or warranties made by the Issuer with respect to the Obligor or the Series 2004 Project.

     SECTION 4.5. Access to Information. The Purchaser covenants that it is familiar with the business and properties of the Obligor. The Purchaser has had access to the same kind of information that is specified in Schedule A of the Securities Act of 1933, relative to the business of the Obligor to the extent that the Obligor possesses such information or can acquire it without unreasonable effort or expense. The Issuer and the Obligor have made available, during the course of the transaction and prior to the purchase of the Bonds, to the Purchaser, the opportunity to ask questions and receive answers from such parties concerning the terms and conditions of the Bond offering and to obtain any additional information relative to the financial data and business of such parties and the property to be mortgaged to the extent that such parties possess such information or can acquire it without unreasonable effort or expense.

     SECTION 4.6. Documents. The Agreement, the Collateral Documents, the Series 2004 Note, the Indenture, and this Bond Purchase Agreement, as finally executed, contain terms and are in form acceptable to the Purchaser.

     SECTION 4.7. Reliance. The Issuer and the Purchaser agree that the Obligor is entitled to rely on their respective covenants and representations contained in this Bond Purchase Agreement.

ARTICLE V

MISCELLANEOUS

     SECTION 5.1. Limitation. Anything in this Bond Purchase Agreement to the contrary notwithstanding, no director or officer of the Issuer shall be personally liable on this Bond Purchase Agreement or any contract or obligation executed pursuant hereto.

     SECTION 5.2. Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been given when the same are (i) deposited in the United States mail and sent by first class mail, postage prepaid, or (ii) delivered, in each case, to the parties at the addresses set forth below or at such other address as a party may designate by notice to the other parties: (a) if to the Issuer, at 5988 Mid Rivers Mall Drive, St. Charles, Missouri 63304, Attention: President; and (b) if to the Purchaser, at 8182 Maryland Avenue, Suite 200, St. Louis, Missouri 63105, Attention: Anne Silvestri. A copy of all such notices, demands or other communications hereunder shall be mailed to the Obligor at 3845 Corporate Centre Drive, O’Fallon, Missouri 63304, Attention: William Bates.

     SECTION 5.3. Term of Agreement. The term of this Agreement shall be until the termination of the Purchaser’s obligation to purchase the Bonds hereunder or until the payment in full of the Bonds and any other amounts due to the Purchaser under the Series 2004 Note, the Collateral Documents and the Agreement, whichever is later.

     SECTION 5.4. Copies of Certificates, Etc. Whenever the Issuer is required to deliver notices, certificates, opinions, statements or other information hereunder to the Purchaser, it shall do so in such number of copies as the Purchaser shall reasonably specify.

     SECTION 5.5. No Waivers. No failure or delay by the Purchaser in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     SECTION 5.6. Governing Law. This Bond Purchase Agreement and the Bonds shall be deemed to be a contract made under and shall be construed in accordance with and governed by the laws of the State of Missouri.

     SECTION 5.7. Changes, Waivers, Etc. Neither this Bond Purchase Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by each party against which enforcement of this change, waiver, discharge or termination is sought.

     SECTION 5.8. Counterparts. This Bond Purchase Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Complete sets of counterparts shall be lodged with the Issuer and the Purchaser.

     SECTION 5.9. Other Terms. Terms defined in the Indenture and not otherwise defined herein shall have the meanings herein as prescribed for them in the Indenture.

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF ST. CHARLES COUNTY, MISSOURI
By /s/
President

UNION PLANTERS BANK, N.A.
By /s/
Title: Vice President

SYNERGETICS DEVELOPMENT COMPANY, L.L.C.
By /s/ Kurt W. Gampp
Member